           Grey Advertising Inc. and Consolidated Subsidiary Companies
                                  Exhibit 21.01
                              Subsidiaries of Grey
                              (as of March 1, 1999)

Name                                      Jurisdiction of Organization
----                                      ----------------------------

Alonso y Asociados S.A.                             Mexico

AS Grey Oy                                          Finland

CR & Grey Advertising Pty. Ltd.                     Singapore

CSS & Grey                                          Cyprus

Cenajans Grey Reklamcilik A.S.                      Turkey

Creative Collaboration Grey S.A.                    Switzerland

Crescendo Productions Inc.                          New York

Dorland & Grey S.A.                                 Belgium

Dorland & Grey S.A.                                 France

Esfera Grey, S.A.                                   Columbia

Fischer-Grey, C.A.                                  Venezuela

FOVA Inc.                                           Delaware

GCG Norge A/S                                       Norway

GCG Scandinavia A/S                                 Denmark

GCI Group Inc.                                      New York

Great Productions Inc.                              Delaware

Great Spot Films Ltd.                               Delaware

Grey Advertising (Hong Kong) Ltd.                   Hong Kong

Grey Advertising (NSW) Pty. Ltd.                    Australia

Grey Advertising (New Zealand) Ltd.                 New Zealand

Grey Advertising de Venezuela, C.A.                 Venezuela

Grey Advertising (Victoria) Pty. Ltd.               Australia

           Grey Advertising Inc. and Consolidated Subsidiary Companies
                                  Exhibit 21.01
                              Subsidiaries of Grey
                              (as of March 1, 1999)

Name                                      Jurisdiction of Organization
----                                      ----------------------------

Grey Advertising Inc.                               Maryland

Grey Advertising Ltd.                               Canada

Grey Argentina S.A.                                 Argentina

Grey Athens Advertising S.A.                        Greece

Grey Australia Pty. Ltd.                            Australia

Grey Austria GmbH                                   Austria

Grey Chile S.A.                                     Chile

Grey Communications Group A/S                       Denmark

Grey Communications Group B.V.                      The Netherlands

Grey Communications Group Ltd.                      United Kingdom

Grey-Daiko Advertising, Inc.                        Japan

Grey Denmark A/S                                    Denmark

Grey Diciembre S.A.                                 Uruguay

Grey Direct Inc.                                    Delaware

Grey Direct International GmbH                      Germany

Grey Directory Marketing Inc.                       Delaware

Grey Dusseldorf GmbH  Co. Kommanditgesellschaft     Germany

Grey Entertainment Inc.                             New York

Grey Espana S.A.                                    Spain

Grey GmbH                                           Germany

Grey Healthcare Group Inc.                          Delaware

Grey Holding S.A.                                   Belgium

Grey Holding GmbH                                   Germany

Grey Holdings A.B.                                  Sweden

           Grey Advertising Inc. and Consolidated Subsidiary Companies
                                  Exhibit 21.01
                              Subsidiaries of Grey
                              (as of March 1, 1999)

Name                                      Jurisdiction of Organization
----                                      ----------------------------

Grey Holdings Pty. Ltd.                             South Africa

Grey IFC Inc.                                       Delaware

Grey India Inc.                                     Delaware

Grey Advertising (Malaysia) Sdn. Bhd.               Malaysia

Grey Media Connections Inc.                         New York

Grey Mexico, S.A. de C.V.                           Mexico

Grey Peru S.A.                                      Peru

Grey Strategic Marketing Inc.                       Delaware

Grey Thailand Co. Ltd.                              Thailand

Grey Ventures Inc.                                  New York

Greycom S.A.R.L.                                    France

Group Trace, S.A.                                   Spain

Hwa Wei & Grey Advertising Co. Ltd.                 Taiwan

Mediacom Inc.                                       Delaware

MediaCom Holding AB                                 Sweden

Milano e Grey S.p.A.                                Italy

National Research Foundation for
  Business Statistics, Inc.                         New York

Preferred Professionals Inc.                        New York

Rigel Ltd.                                          Cayman Islands

SEK & Grey Ltd.                                     Finland

           Grey Advertising Inc. and Consolidated Subsidiary Companies
                                  Exhibit 21.01
                              Subsidiaries of Grey
                              (as of March 1, 1999)

Name                                      Jurisdiction of Organization
----                                      ----------------------------

The Tape Center Inc.                                Delaware

Triple Seven Concepts Inc.                          Delaware

Visual Communications Group Inc.                    New York

Walther, Gesess, Grey AG                            Switzerland

Winkler Advertising Inc.                            California

West Indies & Grey Advertising Inc.                 Puerto Rico

Z&G Grey Comunicacao Ltda.                          Brazil